UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

Effective May 30, 2007, the Board of Directors of Cornell Companies, Inc. (“Company”) adopted the following Majority Election of Directors Policy:

Any nominee for director in an Uncontested Election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” or “against” votes than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.  Existing directors shall submit an irrevocable letter of resignation which would be effective upon and only in the event of a Majority Withheld Vote and following acceptance of such resignation by the Board.  Further, the Board shall nominate only those candidates for director who have submitted such a resignation letter.  This policy shall not apply to any contested election.

The Nominating / Governance Committee of the Board shall promptly (but in no event later than 30 days following certification of the shareholder vote) consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes.  In making this recommendation, the Nominating / Governance Committee will consider all factors deemed relevant by its members including, without limitation, (i) the stated reasons why shareholders voted against such nominee (if ascertainable), (ii) the length of service and qualifications of the director whose resignation has been tendered, (iii) the director’s contributions to the Company, (iv) whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, including without limitation whether a financial expert would remain on the audit committee and whether the Board would have less than a majority of independent directors, (v) whether the acceptance of the nominee’s resignation would result in a default or breach under any loan covenants or other agreement, (vi) whether the acceptance of the nominee’s resignation would trigger a significant payment under an executive employment contract(s) or other contract(s), (vii) whether the quorum present and voting in the Uncontested Election was significantly less than the quorum for prior elections, and (viii)  whether or not accepting the resignation is in the best interests of the Company and its shareholders.

The Board will act on the Nominating / Governance Committee’s recommendation within 90 days following certification of the shareholder vote.  In considering the Committee’s recommendation, the Board will consider the factors considered by the Nominating / Governance Committee and such additional information and factors the Board believes to be relevant to its decision.

Thereafter, the Board will promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8-K furnished to the Securities and Exchange Commission or other broadly disseminated means of communication.

The Board will recommend that any nominee whose resignation is under consideration abstain from participation in the Nominating / Governance Committee recommendation or Board action regarding whether to accept the nominee’s resignation.

If a majority of the members of the Nominating / Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who are on the Board who did not receive a Majority Withheld Vote will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.  This Board committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote.

If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, then all directors may participate in the Board’s consideration regarding whether or not to accept the tendered resignations.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be incorporated by reference into any registration statement filed by Cornell Companies, Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Cornell Companies, Inc. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Cornell Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: June 5, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary